Consent of Independent Auditors




We consent to the use of our report dated February 4, 1999 on the financial statements American Centurion Life Assurance Company and our report dated March 12, 1999 on the financial statements of American Centurion Variable Annuity Account 2 in Post-Effective Amendment No. 4 to the Registration Statement (Form N-4, No. 333-00519) and related Prospectus for the registration of the ACL Personal Portfolio and ACL Personal Portfolio Plus 2 Annuity Contracts to be offered by American Centurion Life Assurance Company.






/s/ Ernst & Young LLP.
    Minneapolis, Minnesota
April 27, 1999